EXHIBIT 10.11

CNET NETWORKS, INC.

STOCK OPTION AGREEMENT

(NON-EMPLOYEE DIRECTORS)

Optionee:

Effective Date of Grant:

Number of Shares Subject to Option:	20,000

Exercise Price per Share:	$

WHEREAS, pursuant to the 2001 CNET Networks, Inc. Stock Incentive Plan (the “Plan”), the Optionee identified above is eligible to receive an automatic grant of an option to purchase shares of the common stock, par value $.0001 per share (the “Common Stock”) of CNET Networks, Inc. (the “Company”);

NOW, THEREFORE, in consideration of the Optionee’s service as a director of the Company and the mutual agreements and covenants contained in this Stock Option Agreement (the “Agreement”), the Company hereby grants to Optionee a non-qualified stock option (the “Option”) to purchase the number of shares of Common Stock set forth above, at the per share exercise price set forth above, on the terms and conditions and subject to the restrictions set forth in this Agreement and in the Plan.

1. General Provisions

Subject to the other terms and provisions hereof, this Option is exercisable in full, as to all of the shares of Common Stock subject hereto, immediately upon grant and will remain exercisable until the earlier of (a) ten years after the Effective Date of Grant, or (b) 90 days after the date the Optionee is no longer a director of the Company or an officer or employee of the Company or a Related Corporation. The Company may suspend for a reasonable period or periods the time during which this Option may be exercised if, in the opinion of the Company, such suspension is required to enable the Company to remain in compliance with regulatory requirements relating to the issuance of shares of Common Stock.

The Option is subject to the provisions of the Plan, which is incorporated in its entirety into this Agreement by this reference. A copy of the Plan has been provided to the Optionee by the Company, and the Optionee hereby acknowledges receipt of the Plan. Additional copies of the Plan are available from the Company upon request. All defined terms contained herein have the meanings provided in the Plan, except to the extent otherwise provided herein.

2. Exercise of Option

The Option may be exercised only by written notice (the “Exercise Notice”) by the Optionee to the Company at its principal executive office. The Exercise Notice will be deemed given when deposited in the U. S. mails, postage prepaid, addressed to the Company at its principal executive office, or when delivered in person to an officer of the Company at that office. The date of exercise of the Option (the “Exercise Date”) will be the date of the postmark if the notice is mailed or the date received if the notice is delivered other than by mail. The Exercise Notice will state the number of shares in respect of which the Option is being exercised and, if the shares for which the Option is being exercised are to be evidenced by more than one stock certificate, the denominations in which the stock certificates are to be issued. The Exercise Notice will be signed by the Optionee and will include the complete address and social security number of the Optionee.

The Exercise Notice must be accompanied by payment of the aggregate Exercise Price of the shares purchased by cash or check payable to the order of the Company or by delivery of shares of Common Stock owned by the Optionee, in form satisfactory to the Company, tendered in full or partial payment of the Exercise Price. If shares of Common Stock are used to pay part or all of the Exercise Price, the value of such shares will be the Fair Market Value of the Common Stock on the Exercise Date.

The certificates for shares of Common Stock as to which the Option has been exercised will be registered in the name of the Optionee and will be delivered to the Optionee at the address specified in the Exercise Notice. In exercising the Option, the Optionee will make payment or other arrangements (for example, by requesting that the Company withhold shares of Common Stock otherwise issuable upon such exercise) satisfactory to the Company for withholding federal and state taxes, if applicable, with respect to the shares acquired upon exercise of the Option. In the event the person exercising the Option is a transferee of the Optionee, the Exercise Notice will be accompanied by appropriate proof of the right of such transferee to exercise the Option.

Subject to the limitations expressed herein, the Option may be exercised with respect to all or a part of the shares of Common Stock subject to it; provided, however, that no single partial exercise of the Option will result in the issuance of less than one-fourth (1/4) of the shares initially subject to the option.

Neither the Optionee nor any person claiming under or through the Optionee will be or have any rights or privileges of a stockholder of the Company in respect of any of the shares issuable upon exercise of the Option, unless and until certificates representing such shares have been issued (as evidenced by the appropriate entry on the books of the Company).

3. Repurchase Option

(a) Vesting. The shares of Common Stock issued or issuable upon exercise of the Option (the “Option Shares”) will vest in 48 equal monthly installments, beginning on the first day of the first month beginning after the Effective Date of Grant, but only for so long as the Optionee remains a director of the Company; provided that all remaining unvested Option Shares will vest immediately upon a Sale of the Company. For such purposes, a “Sale of the Company” means a merger, consolidation, recapitalization, reorganization or sale, lease or transfer of all or substantially all of the Company’s assets, or the completion of a tender offer for a majority of the Company’s outstanding Common Stock, if the stockholders of the Company immediately before such transaction (or one or more persons or entities controlled by such stockholders) beneficially own, immediately after or as a result of such transaction, equity securities of the surviving or acquiring entity (or such entity’s parent), possessing less than 51% of the voting power and equity interest in the surviving or acquiring entity (or its parent).

(b) Restrictions on Transfer. The Optionee may not sell, pledge or otherwise transfer unvested Option Shares, without the prior written consent of the Company, and the Company will retain all certificates evidencing unvested Option Shares on behalf of the Optionee.

(c) Repurchase Option. If the Optionee ceases to be a director of the Company prior to the time at which all Option Shares are vested (unless the Optionee is removed as a director in connection with a Sale of the Company), the Company will have the option to repurchase any unvested Option Shares at a price equal to the exercise price paid to acquire such Option Shares (the “Repurchase Option”). The Company may exercise the Repurchase Option, in whole or in party, by giving written notice (the “Repurchase Notice”) to the Optionee within 90 days following the date on which the Optionee ceases to be a director of the Company, which notice will indicate the number of Option Shares to be repurchased. If the Company elects to exercise the Repurchase Option, the closing of the purchase and sale will occur on the 60th day following delivery of the Repurchase Notice (or such earlier date as may be agreed between the Company and the Optionee). At such closing, the Company will deliver the consideration payable to the order of the Optionee, in the form of a company check, against delivery by the Optionee of certificates evidencing the Option Shares being so purchased, free and clear of all liens, claims and encumbrances and endorsed in good form for transfer.

4. Governing Law

The parties agree that this Agreement will be governed by and construed in accordance with the substantive laws (but not the conflict of law principles) of the State of Delaware.

5. Entire Agreement

Except for the Plan, this Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained herein and supersedes all prior and contemporaneous agreements, representations and understandings of the parties. No supplement, modification or amendment of this Agreement will be binding unless executed in writing by the party to be charged therewith. No waiver of any of the provisions of this Agreement will be deemed to constitute a waiver of any other provision, whether or not similar, nor will any waiver constitute a continuing waiver.

6. Duplicate Originals

Duplicate originals of this document will be executed by both the Company and the Optionee, each of which will retain one duplicate original.

CNET NETWORKS, INC.

By:	/s/ Shelby Bonnie
Name:	Shelby Bonnie
Title:	CEO, CNET Networks, INC.

ACCEPTED:

Name:

Address:

Telecopy: